UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2014

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014, Spectrum Brands Holdings, Inc. (the “Company”) announced the appointment of Andreas Rouve, the Company’s President, International, to the newly created position of Chief Operating Officer of the Company.  Mr. Rouve will continue to serve as the Company’s President, International, a position he has held since January 2013.  Mr. Rouve also previously served as Senior Vice President, Managing Director of the Company’s European Battery and Personal Care business, and integrated the Company’s European Home Appliance business in 2010 and the Company’s Pet activities in 2011.  Mr. Rouve joined the Company in 2002 as Chief Financial Officer of the European Battery and Appliance division.  Mr. Rouve is 52 years old.  Mr. Rouve’s appointment as Chief Operating Officer became effective as of February 10, 2014.

Previously, Mr. Rouve worked 13 years with VARTA AG in a variety of management positions, including Chief Financial Officer of VARTA Portable Batteries from 1999 to 2002, Managing Director Asia from 1997 to 1999, and Director of Finance of 3C Alliance L.L.P., a U.S. joint venture of VARTA, Duracell, and Toshiba, from 1995 to 1997.  Mr. Rouve holds a Master’s of Business Administration (Diplom-Kaufmann) from the University of Mannheim (Germany) and a Doctor of Economics and Social Science (Dr. rer. soc. oec.) from the University of Linz (Austria).

In connection with his additional officer appointment, the Company increased Mr. Rouve’s annual base salary from €350,000 to €362,600, and granted Mr. Rouve 5,155 performance-based restricted stock units (“RSUs”) pursuant to the Company’s 2014 Equity Incentive Plan.  Up to 50% of such RSUs will vest within 74 days of the Company meeting certain adjusted EBITDA and consolidated cash flow performance targets for the fiscal year ending September 30, 2014 (the “2014 EIP Performance Vesting Date”).  The remaining 50% of the RSUs will vest, if at all, on the first anniversary of the 2014 EIP Performance Vesting Date if Mr. Rouve remains employed by the Company on such date.  All RSUs granted pursuant to the 2014 Equity Incentive Plan are issued under the Company’s 2011 Omnibus Equity Award Plan.

Mr. Rouve did not enter into a new employment agreement in connection with his additional appointment as Chief Operating Officer, and he continues to be a party to that certain Registered Director’s Agreement with Rayovac Europe GmbH, an indirect subsidiary of the Company, entered into under German law on August 27, 2007, as amended on October 1, 2007 (the “Rouve Employment Agreement”).  Among other things, the Rouve Employment Agreement  governs duties, compensation, confidentiality, non-competition, holiday entitlement, non-solicitation, severance, and certain other post-employment matters in connection with a potential termination of Mr. Rouve’s employment.  The foregoing description is qualified in its entirety by reference to the full text of the Rouve Employment Agreement, a copy of which is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

On February 10, 2014, the Company issued a press release announcing the appointment of Mr. Rouve as the Company’s Chief Operating Officer.  A copy of the press release is attached as Exhibit 99.2 to this report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Registered Director’s Agreement dated August 27, 2007 between Andreas Rouve and Rayovac Europe GmbH, as amended on October 1, 2007

99.2	Press Release dated February 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: February 11, 2014

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registered Director’s Agreement dated August 27, 2007 between Andreas Rouve and Rayovac Europe GmbH, as amended on October 1, 2007

99.2	Press Release dated February 10, 2014